Guaranteed Minimum Income Benefit Rider Endorsements	Exhibit 4

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

GUARANTEED MINIMUM INCOME BENEFIT RIDER

ENDORSEMENT

This Endorsement modifies the Guaranteed Minimum Income Benefit Rider which modifies the Contract to which it is attached. In case of a conflict with any provision in the Guaranteed Minimum Income Benefit Rider or the Contract, the provisions of this Endorsement will control. This Endorsement should be read in conjunction with the Contract and the Guaranteed Minimum Income Benefit Rider.

This Endorsement amends the Guaranteed Minimum Income Benefit Rider to reflect that there is no longer a Guaranteed Minimum Income Benefit cap or maximum value.

Accordingly, this Endorsement amends and supersedes Item 2 in the Guaranteed Minimum Income Benefit Rider which states that “The benefit is capped at [200% or 250%] of the Purchase Payments made within the first two Contract Years adjusted for withdrawals as provided in the Adjustment For Withdrawals section of this rider.”

Item 2 is hereby replaced by the following:

2.	Crediting of the annual interest rate of [5% or 6%] to the Guaranteed Minimum Income Benefit will be discontinued:

•	On the Contract Anniversary following the Annuitant attaining Age 85; or
•	If the contract value is fully annuitized; or
•	If the Guaranteed Minimum Income Benefit is fully annuitized; or
•	If the Guaranteed Minimum Income Benefit Rider is terminated; or
•	If the Contract is terminated.

Signed for Massachusetts Mutual Life Insurance Company by:

/s/ Christine Peaslee	/s/ Roger Crandall
[SECRETARY]	[PRESIDENT]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

GUARANTEED MINIMUM INCOME BENEFIT RIDER

ENDORSEMENT

This Endorsement modifies the Guaranteed Minimum Income Benefit Rider which modifies the Contract to which it is attached. In case of a conflict with any provision in the Guaranteed Minimum Income Benefit Rider or the Contract, the provisions of this Endorsement will control. This Endorsement should be read in conjunction with the Contract and the Guaranteed Minimum Income Benefit Rider.

This Endorsement amends the Guaranteed Minimum Income Benefit Rider to reflect that there is no longer a Guaranteed Minimum Income Benefit cap or maximum value.

Accordingly, this Endorsement amends and supersedes Item 2 in the Guaranteed Minimum Income Benefit Rider which states that “The benefit is capped at [200% or 250%] of the Purchase Payments made within the first two Contract Years adjusted for withdrawals as provided in the Adjustment For Withdrawals section of this rider.”

Item 2 is hereby replaced by the following:

2.	Crediting of the annual interest rate of [5% or 6%] to the Guaranteed Minimum Income Benefit will be discontinued:

•	On the Contract Anniversary following the Annuitant attaining Age 90; or
•	If the contract value is fully annuitized; or
•	If the Guaranteed Minimum Income Benefit is fully annuitized; or
•	If the Guaranteed Minimum Income Benefit Rider is terminated; or
•	If the Contract is terminated.

This Endorsement also amends and supersedes the section titled Reset Option by deleting the following text, which is the second sentence in the first paragraph of that section: “At such time, the Company will also reset the benefit cap in Item 2 above to equal [200% or 250%] of the reset Guaranteed Minimum Income Benefit adjusted for withdrawals as provided in the Adjustment for Withdrawals section of this rider.”

Signed for Massachusetts Mutual Life Insurance Company by:

/s/ Christine Peaslee	/s/ Roger Crandall
[SECRETARY]	[PRESIDENT]